Exhibit 10.44

CLAYTON HOLDINGS, INC.

2006 STOCK OPTION AND INCENTIVE PLAN

Second Amendment

Effective immediately, the Clayton Holdings, Inc. 2006 Stock Option and Incentive Plan, as amended, be and hereby is amended to eliminate Section 5(b) thereof.

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Adopted by the Board of Directors of Clayton Holdings, Inc. on February 27, 2008.